CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Quarterly report of Yellowstone Corporate Services, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, King Kwok Yu, President and CEO, and Ka Yiu Ip, CFO, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ King Kwok Yu
------------------------
     King Kwok Yu
     President and Chief Executive Officer
     November 12, 2002


/s/ Ka Yiu Ip
------------------------
     Ka Yiu Ip
     Chief Financial Officer
     November 12, 2002